Exhibit 3

Attached as Exhibit 3 are: (1) the Articles of Incorporation as filed with the State Department of Assessments and Taxation of Maryland ("SDAT"); (2) the Articles of Merger, pursuant to which the Articles of Incorporation were amended; and (3) a composite Articles of Incorporation which shows the Articles of Incorporation as amended pursuant to the Articles of Merger.

ARTICLES OF INCORPORATION

OF

CASTLE MERGER, INC.

First: The undersigned, Howard L. Rosenberg, whose address is c/o Mayer, Brown & Platt, 190 S. La Salle Street, Chicago, Illinois 60603, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

Second: The name of the corporation is Castle Merger, Inc.

Third: The corporation's principal office in the State of Maryland is located at c/o The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202. The name and address of the corporation's resident agent is The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202.

Fourth: The corporation is formed to carry on any lawful business.

Fifth: The total number of shares of stock which the corporation shall have authority to issue is 30,000,000 shares of common stock, $.01 par value per share ("Common Stock"), and 10,000,000 shares of series preferred stock, $.01 par value per share ("Preferred Stock").

(a)

Subject to the rights of holders of any series of preferred stock established pursuant to paragraph (b) of this Article Fifth, each share of common stock shall entitle the holder to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Board of Directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock shall have no preferences or preemptive, conversion or exchange rights. The Board of Directors may classify or reclassify any unissued shares of common stock from time to time by setting or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption.

(b)

The Board of Directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares of series preferred stock by setting or changing the number of shares constituting such series and the designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such shares and, in such event, the corporation shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by the Maryland General Corporation Law. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article Fifth, the number of authorized shares of the former class shall be automatically decreased and the number of authorized shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the corporation has authority to issue shall not be more than the total number of authorized shares of stock set forth in the first sentence of this Article Fifth.

Sixth: The corporation shall initially have a board of one director for so long as the corporation has one stockholder. The initial director is G. Thomas McKane. Beginning at such time as the corporation has more than one stockholder, the corporation shall have such number of directors as is determined pursuant to the by-laws. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law.

Seventh: Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by (a) a majority of the corporation's board of directors and the affirmative vote of the proportion of holders of shares required by statute or (b) the unanimous vote of the corporation's board of directors and the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Eighth: The corporation reserves the right to make any amendment to the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding shares of stock, and all rights conferred upon stockholders in the charter are granted subject to this reservation. Notwithstanding any provision of law requiring or permitting such action to be taken or approved by the affirmative votes of the holders of shares of stock entitled to cast a greater number of votes, any amendment to the charter may be approved by (a) a majority of the corporation's board of directors and the affirmative vote of the proportion of holders of shares required by statute or (b) the unanimous vote of the corporation's board of directors and the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. In addition, a majority of the Board of Directors may amend the charter, without stockholder approval, in order to change the name of the corporation or to change the name or other designation or the par value of any class or series of stock of the corporation and the aggregate par value of the stock of the corporation.

Ninth: The provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not be applicable to any acquisition by any person of shares of stock of the corporation.

Tenth: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Maryland corporation, no director or officer of the corporation shall be liable to the corporation or its stockholders for money damages. Neither the amendment nor the repeal of this Article, nor the adoption or amendment of any other provision of the corporation's charter or by-laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The provisions of this Article shall not be deemed to limit or preclude indemnification, to the extent permitted by Maryland law, of a director or officer by the corporation for any liability as a director or officer which has not been eliminated by the provisions of this Article.

ARTICLES OF MERGER

between

A. M. CASTLE & CO.

(a Delaware corporation)

and

CASTLE MERGER, INC.

(a Maryland corporation)

A. M. Castle & Co., a corporation duly incorporated and existing under the laws of the State of Delaware (the "Merging Corporation"), and Castle Merger, Inc., a corporation duly incorporated and existing under the laws of the State of Maryland (the "Surviving Corporation"), do hereby certify that:

FIRST: The Merging Corporation and the Surviving Corporation agree to merge in the manner hereinafter set forth (the "Merger").

SECOND: The Merging Corporation is incorporated under the laws of the State of Delaware and the Surviving Corporation is incorporated under the laws of the State of Maryland.

THIRD: The Merging Corporation was incorporated under the general laws of the State of Delaware on April 21, 1966. The Merging Corporation became qualified to do business in the State of Maryland on August 24, 1951.

FOURTH: The principal office of the Surviving Corporation in the State of Maryland is located in Baltimore City. The Merging Corporation does not have an office in the State of Maryland.

FIFTH: The Merging Corporation does not own an interest in land in the State of Maryland.

SIXTH: The terms and conditions of the Merger set forth in these Articles of Merger were advised, authorized and approved by each of the Surviving Corporation and the Merging Corporation in the manner and by the vote required by its charter or certificate of incorporation, as applicable, and the laws of the State of Maryland or Delaware, as applicable, as follows:

(a)	The sole member of the Board of Directors of the Surviving Corporation, by written consent, adopted resolutions approving the Merger on the terms and conditions set forth herein.
(b)

The Board of Directors of the Merging Corporation, at a meeting duly called and held on January 25, 2001, adopted resolutions declaring the Merger advisable on the terms and conditions set forth herein and directing that the Merger be submitted to the stockholders of the Merging Corporation. The holders of a majority of the outstanding stock of the Merging Corporation entitled to vote thereon, at a meeting duly called and held on April 26, 2001, approved the Merger on the terms and conditions set forth herein.

SEVENTH: The charter of the Surviving Corporation will be amended as part of the Merger by deleting existing Article Second in its entirety and adding a new Article Second to read as follows:
	"Second:	The name of the corporation is A. M. Castle & Co."
EIGHTH: The total number of shares of all classes which each party to these Articles of Merger has authority to issue and the number of shares of each class are as follows:
(a)

The total number of shares of all classes which the Surviving Corporation has authority to issue is 40,000,000 shares, which includes 30,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of series preferred stock, par value $.01 per share. The aggregate par value of all shares of all classes having a par value is four hundred thousand dollars ($400,000).

(b)	The total number of shares of all classes which the Merging Corporation has authority to issue is 30,000,000 shares of common stock without par value.
NINTH: The manner and basis of converting or exchanging issued stock of the Merging Corporation into stock of the Surviving Corporation is as follows:
(a)

Each issued and outstanding share of common stock of the Merging Corporation at the Effective Time (as defined below) shall, without the necessity of any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

(b)

From and after the Effective Time, each outstanding certificate which prior thereto represented shares of common stock of the Merging Corporation shall be deemed for all corporate purposes to evidence the ownership of the number of shares of common stock of the Surviving Corporation into which such shares have been so converted as provided in clause (a) above.

(c)

From and after the Effective Time, the 100 shares of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Time shall be cancelled and no consideration shall be issued in exchange therefor.

(d)	There are no shares of series preferred stock of the Surviving Corporation issued and outstanding.
TENTH: These Articles of Merger shall become effective upon acceptance for record by the State Department of Assessments and Taxation of Maryland (the "Effective Time").

ELEVENTH: Each undersigned officer acknowledges these Articles of Merger to be the corporate act of the respective corporation on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts relating to the corporation on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.

COMPOSITE ARTICLES OF INCORPORATION OF A. M. Castle & Co. (As amended through June 5, 2001)

First: The undersigned, Howard L. Rosenberg, whose address is c/o Mayer, Brown & Platt, 190 S. La Salle Street, Chicago, Illinois 60603, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

Second: The name of the corporation is A. M. Castle & Co.

Third: The corporation's principal office in the State of Maryland is located at c/o The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202. The name and address of the corporation's resident agent is The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202.

Fourth: The corporation is formed to carry on any lawful business.

Fifth: The total number of shares of stock which the corporation shall have authority to issue is 30,000,000 shares of common stock, $.01 par value per share ("Common Stock"), and 10,000,000 shares of series preferred stock, $.01 par value per share ("Preferred Stock").

(a)

Subject to the rights of holders of any series of preferred stock established pursuant to paragraph (b) of this Article Fifth, each share of common stock shall entitle the holder to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Board of Directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock shall have no preferences or preemptive, conversion or exchange rights. The Board of Directors may classify or reclassify any unissued shares of common stock from time to time by setting or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption.

(b)

The Board of Directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares of series preferred stock by setting or changing the number of shares constituting such series and the designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such shares and, in such event, the corporation shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by the Maryland General Corporation Law. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article Fifth, the number of authorized shares of the former class shall be automatically decreased and the number of authorized shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the corporation has authority to issue shall not be more than the total number of authorized shares of stock set forth in the first sentence of this Article Fifth.

Sixth: The corporation shall initially have a board of one director for so long as the corporation has one stockholder. The initial director is G. Thomas McKane. Beginning at such time as the corporation has more than one stockholder, the corporation shall have such number of directors as is determined pursuant to the by-laws. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law.

Seventh: Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by (a) a majority of the corporation's board of directors and the affirmative vote of the proportion of holders of shares required by statute or (b) the unanimous vote of the corporation's board of directors and the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Eighth: The corporation reserves the right to make any amendment to the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding shares of stock, and all rights conferred upon stockholders in the charter are granted subject to this reservation. Notwithstanding any provision of law requiring or permitting such action to be taken or approved by the affirmative votes of the holders of shares of stock entitled to cast a greater number of votes, any amendment to the charter may be approved by (a) a majority of the corporation's board of directors and the affirmative vote of the proportion of holders of shares required by statute or (b) the unanimous vote of the corporation's board of directors and the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. In addition, a majority of the Board of Directors may amend the charter, without stockholder approval, in order to change the name of the corporation or to change the name or other designation or the par value of any class or series of stock of the corporation and the aggregate par value of the stock of the corporation.

Ninth: The provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not be applicable to any acquisition by any person of shares of stock of the corporation.

Tenth: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Maryland corporation, no director or officer of the corporation shall be liable to the corporation or its stockholders for money damages. Neither the amendment nor the repeal of this Article, nor the adoption or amendment of any other provision of the corporation's charter or by-laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The provisions of this Article shall not be deemed to limit or preclude indemnification, to the extent permitted by Maryland law, of a director or officer by the corporation for any liability as a director or officer which has not been eliminated by the provisions of this Article.